Exhibit 4.15
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT

No.: 2013-03-01
Date of Issuance: March 28, 2013                                                                                                Expiration Date:  March 27, 2015

WHEREAS, ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Neal I. Goldman (“Holder”), are parties to that certain Promissory Note, dated March 28, 2013 (“Note”).

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, the Company and Holder agree as follows:

1.	Grant of Warrants.

1.1 Purchaser Warrant.  The Company hereby grants to the Holder and the Holder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company One Million Fifty Two Thousand Six Hundred Thirty Two (1,052,632) shares of fully paid and non-assessable shares of the Common Stock of the Company, $0.01 par value (“Common Stock”), at a purchase price of $0.95 per share (the “Exercise Price”).

1.2 Expiration Date:  The term of the warrant is two (2) years.  The warrant shall expire at 5:00 PM PDT on March 27, 2015.

1.3 Vesting:  The Warrant shall vest immediately upon issuance.

2.	Method of Exercise; Payment.

2.1                 Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole only, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the number of shares of Common Stock being purchased.

      2.2                            Stock Certificates.   In the event of any exercise of the rights represented by this Warrant, certificates for the shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

3.	Stock Fully Paid; Reservation of Shares.

          All of the shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefore, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.	Adjustments.

           Subject to the provisions of Section 11 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                    4.1              Reclassification. In the case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of the number of shares of Common Stock then purchasable under this Warrant.  The provisions of this subsection 4.1 shall similarly apply to successive reclassifications, changes, mergers and transfers.

           4.2              Mandatory Exercise Events:  In case of any merger of the Company with or into another Company (other than a merger with another Company in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Holder must exercise this Warrant.

4.3              Stock Splits, Dividends and Combinations.  In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

5.	Notice of Adjustments.

Whenever the number of shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 4 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

6.	Fractional Shares.

This Warrant may not be exercised for fractional shares. In lieu of fractional shares, the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

7.	Representations and Warranties by the Holder.

The Holder represents and warrants to the Company as follows:

          7.1        This Warrant and the shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and no with a view toward distribution or resale.

          7.2        The Holder understands that the Warrant and the shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

    7.3        The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

    7.4        The Holder is able to bear the economic risk of the purchase of the shares pursuant to the terms of this Warrant.

8.	Restrictive Legend.

The shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION HEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

9.	Restrictions Upon Transfer and Removal of Legend.

The Company need not register a transfer of this Warrant or shares bearing the restrictive legend set forth in Section 8 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the shares, unless one of the conditions specified in the legend referred to in Section 8 hereof is satisfied.

10.	Rights of Shareholders.

No Holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of any shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The holder of this Warrant will not be entitled to share in the assets of the Company or the Company in the event of a liquidation, dissolution or the winding up of the Company or the Company.

11.	Notices.

All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S.  Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the Party at the address set forth in Section 9.5 of the Purchase Agreement or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

12.	Governing Law.

This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

                  IMAGEWARE SYSTEMS, INC.
                  ____________________________________
                       Name:  Wayne Wetherell
                       Title: Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:       ImageWare Systems, Inc., or its corporate successor in interest
              10815 Rancho Bernardo Road, Suite 310
      San Diego, California 92127

1.   The undersigned hereby elects to purchase shares of the Company’s Common Stock pursuant to the terms of the attached Warrant.

2.   Cash Exercise:  The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.   Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                         _________________________________
                                         (Name)

                                          _________________________________

                                           _________________________________
                                           (Address)

4.   The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

                                         By: __________________________

                                         Title:_________________________

Date: _________________________